Exhibit 10.4

FORM OF LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Lock-Up Agreement”) is made and entered into as of [        ], 2021 by and between (a) Nextdoor, Inc., a Delaware corporation (formerly known as Khosla Ventures Acquisition Co. II, a Delaware corporation (the “Acquiror”)) (the “Company”), and (b) the person or entity identified under the heading “Holder” on the signature page hereto (“Holder”). Capitalized terms used but not otherwise defined in this Agreement will have the meanings ascribed to such terms in the Agreement and Plan of Merger, dated as of July 6, 2021, by and among Acquiror, Lorelei Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of Acquiror and Company (as it may be amended or supplemented from time to time, the “Merger Agreement”).

WHEREAS, in connection with the Merger Agreement, and in view of the valuable consideration to be received by the parties thereunder, the parties desire to enter into this Agreement, pursuant to which (i) any shares of Acquiror Class A Common Stock held by the Holder prior to the Effective Time, excluding, for the avoidance of doubt, any shares of Acquiror Post-Merger Class A Common Stock (“Class A Common”) or other securities acquired as part of the PIPE Investment or pursuant to the Forward Purchase Agreement, (ii) any shares of Class A Common held by the Holder that were issued upon the reclassification, exchange and/or conversion of Acquiror Class B Common Stock and/or Acquiror Class K Common Stock into Class A Common and/or Acquiror Post-Merger Class B Common Stock (“Class B Common”) in connection with the Closing and (iii) any Sponsor Exchange Shares (as defined in the Sponsor Support Agreement) to be issued to the Sponsor pursuant to the Sponsor Support Agreement (collectively, the “Restricted Securities”) shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Lock-Up Provisions.

(a) The Holder hereby agrees not to, during the period commencing from the Closing and through [DATE]1 (the “Lock-Up Period”): (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder, with respect to any Restricted Securities or (ii) enter into any swap or hedging or other arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward or any other derivative transaction or instrument, however described or defined, or other transaction) which is designed or intended to or which reasonably could be expected to lead to or result in a sale or disposition of the Restricted Securities, or that transfers to another, in whole or in part, any of the economic consequences of ownership of any Restricted Securities, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the Holder, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of such securities, in cash or otherwise; or (iii) otherwise publicly announce any intention to engage in any of the following (any of the foregoing described in clauses (i) through (iii), a “Prohibited Transfer”); provided, for the avoidance of doubt, that nothing in this Agreement shall restrict any Holder’s right to cause the Company to file and cause to become effective a registration statement with the SEC naming such Holder as a selling securityholder (and to make any required disclosures on Schedule 13D in respect thereof) pursuant to the Registration Rights Agreement. Notwithstanding the foregoing, the Lock-Up Period and restrictions set forth in this Section 1 shall not apply:

(A) to transactions relating to shares of Class A Common or other securities acquired in open market transactions after the Closing; provided that such transfers are not required to be reported with the SEC on Form 4 in accordance with Section 16 under the Exchange Act and no other public announcement shall be voluntarily made in connection with subsequent sales of Class A Common or other securities acquired in such open market transactions (other than Form 13F filings filed with the SEC);

(B) to transfers of Restricted Securities as a bona fide gift, or to a charitable organization or educational institution in a transaction not involving a disposition for value that is approved by the Board of Directors of the Company;

(C) to transfers or dispositions of Restricted Securities or other securities to any member of the immediate family of the Holder or any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder in a transaction not involving a disposition for value;

(D) to transfers or dispositions of Restricted Securities to any corporation, partnership, limited liability company, investment fund or other entity all of the beneficial ownership interests of which are held, controlled or managed by the Holder or the immediate family of the Holder in a transaction not involving a disposition for value;

(E) to transfers or dispositions of Restricted Securities (x) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the Holder upon the death of the Holder, or (y) by operation of law pursuant to orders of a court or regulatory agency, a domestic order or negotiated divorce settlement;

(F) if the Holder is an entity, to (x) transfers or dispositions of Restricted Securities to another corporation, member, partnership, limited liability company, trust or other entity that is a direct or indirect affiliate (as defined under Rule 12b-2 of the Exchange Act) of the Holder, or to an investment fund or other entity that controls or manages, or is under common control with, the Holder, or (y) distributions of Restricted Securities to partners, members, stockholders, beneficiaries or other equity holders of the Holder or to an investment fund or other entity that controls or manages, or is under common control with, the Holder;

(G) by virtue of the laws of the State of Delaware or of the Sponsor’s limited partnership agreements or applicable organizational documents upon liquidation or dissolution of the Sponsor;

provided that in the case of any transfer, disposition or distribution pursuant to clauses (B), (C), (D), (E), (F) or (G), (i) each transferee, donee or distributee shall sign and deliver to the Company an agreement substantially in the form of this Agreement applicable to such holder, and (ii) such transfer, disposition or distribution is not required to be reported with the SEC on Form 4 in accordance with Section 16 under the Exchange Act and no other public announcement shall be voluntarily made during the Lock-Up Period (other than (1) Schedule 13 filings filed with the SEC, (2) in the case of a transfer or other disposition pursuant to clause (E) above, any Form 4 or Form 5 required to be filed under the Exchange Act if the Holder is subject to Section 16 reporting with respect to the Company under the Exchange Act and indicating by footnote disclosure or otherwise the nature of the transfer or disposition, and (3) any required filings on Form 13F, or Schedule 13G under the Exchange Act);

(H) to transfers or dispositions of Restricted Securities to the Company pursuant to any contractual arrangement in effect on the date of this Agreement that provides for the repurchase of the Restricted Securities by the Company, provided that such transfers or dispositions are not required to be reported with the SEC on Form 4 in accordance with Section 16 under the Exchange Act and no other public announcement shall be voluntarily made during the Lock-Up Period in connection with any such transfers or dispositions (other than (1) Form 13F filings filed with the SEC, and (2) any Form 4 or Form 5 required to be filed under the Exchange Act if the Holder is subject to Section 16 reporting with respect to the Company under the Exchange Act and indicating by footnote disclosure or otherwise the nature of the transfer or disposition);

(I) to transfers or dispositions of Restricted Securities in connection with the conversion of any convertible security into, or the exercise of any option or warrant for, shares of Class A Common; provided that (i) any such shares of Class A Common received by the Holder shall be subject to the terms of this Agreement and (ii) such transfers or dispositions are not required to be reported with the SEC on Form 4 in accordance with Section 16 under the Exchange Act and no other public announcement shall be voluntarily made during the Lock-Up Period (other than Form 13F and Schedule 13 filings filed with the SEC);

(J) to transfers or dispositions of Restricted Securities to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (A) through (I) above;

(K) to the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Class A Common, provided that (i) such plan does not provide for the transfer of Class A Common during the Lock-Up Period and (ii) no filing under the Exchange Act or other public announcement shall be required or shall be voluntarily made during the Lock-Up Period;

(L) to transfers or dispositions of Class A Common or such other securities pursuant to a bona fide tender offer for shares of the Company’s capital stock, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving a Change of Control (as defined below) of the Company (including without limitation, the entering into of any lock-up, voting or similar agreement pursuant to which the Holder may agree to transfer, sell, tender or otherwise dispose of shares of Class A Common or other securities in connection with such transaction) that has been approved by the Board of Directors of the Company; provided that, in the event that such Change of Control transaction is not consummated, this clause (L) shall not be applicable and the Holder’s shares and other securities shall remain subject to the restrictions contained in this Agreement;

(M) any reclassification, exchange and/or conversion of Acquiror Class B Common Stock and Acquiror Class K Common Stock into Acquiror Class A Common and/or Class B Common in connection with the Closing; or

(N) any conversion of Class B Common to Class A Common in accordance with the Company’s Certificate of Incorporation, provided that the shares of Class A Common shall remain subject to the restrictions contained in this Agreement.

The Holder further agrees to execute such agreements as may be reasonably requested by the Company that are consistent with the foregoing or that are necessary to give further effect thereto.

For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin, and “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transactions or a series of related transactions following the Closing Date, to a person or group of affiliated persons, of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold at least 50% of the outstanding voting securities of the Company (or the surviving entity), provided that, for the avoidance of doubt, the Business Combination shall not constitute a Change of Control.

(b) If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and the Company shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, the Company may impose stop-transfer instructions with respect to the Restricted Securities (and permitted transferees and assigns thereof) until the end of the Lock-Up Period.

(c) During the Lock-Up Period, each certificate or book-entry position evidencing any Restricted Securities shall be marked with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT BY AND BETWEEN THE ISSUER OF SUCH SECURITIES AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SECURITIES). A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(d) For the avoidance of doubt, the Holder shall retain all of its rights as a stockholder of the Company with respect to the Restricted Securities during the Lock-Up Period, including the right to vote any Restricted Securities that are entitled to vote. The Company agrees to (i) instruct its transfer agent to remove the legend in clause (c) immediately above upon the expiration of the Lock-Up Period and (ii) if requested by the transfer agent, cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under subclause (i).

(e) In the event that a release is granted to any Major Holder (as defined below), other than the Holder, relating to the lock-up restrictions set forth above or in any other lock-up agreement entered into on or about the date hereof by such Major Holder for shares of Class A Common or Class B Common, the same percentage of shares of the Class A Common or Class B Common held by the Holder (the “Pro-rata Release”) shall be immediately and fully released on the same terms from any remaining lock-up restrictions set forth herein; provided, however, that such Pro-rata Release shall not be applied in the event of releases granted from such lockup restrictions (i) to any individual party or parties (other than shareholders subject to Section 16 reporting with respect to the Company under the Exchange Act) to sell or otherwise transfer or dispose of shares of Class A Common or other securities in an amount having a fair market value up to an aggregate of $7,500,000 (whether in one of multiple releases) or (ii) in the case of any underwritten public offering of the Company’s Class A Common Stock. In the event that any percentage of such Class A Common released from the lock-up restrictions are subject to any restrictions of the type set forth in clause (i) or (ii) of Section 1(a) of this Agreement, the same restrictions shall be applicable to the release of the same percentage of Class A Common held by the Holder. In the event that the Holder is released from any of its obligations under this Agreement or, by virtue of this Agreement, becomes entitled to offer, pledge, sell, contract to sell, or otherwise dispose of any Restricted Securities prior to the expiration of the Lock-Up Period, the Company shall use its commercially reasonable efforts to provide notification of such to the Holder within three business days thereof; provided that the failure to provide such notice shall not give rise to any claim or liability against the Company. For purposes of this Agreement, each of the following persons is a “Major Holder”: each officer and director of the Company and each record or beneficial owner, as of the date hereof, of more than 2% of the outstanding shares of securities of the Company (for purposes of determining record or beneficial ownership of a stockholder, all shares of securities held by investment funds affiliated with such stockholder shall be aggregated).

(f) The provisions in this Section 1 shall supersede any lock-up agreement previously entered into between Acquiror and the undersigned Holder, which shall be deemed terminated and of no further force and effect (with respect to any agreement, only to the extent thereof). Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to modify or supersede any terms or provisions of the Sponsor Vesting Agreement and any transfer restrictions contained herein shall supplement, and shall not limit, the transfer restrictions set forth in the Sponsor Vesting Agreement.

2. Miscellaneous.

(a) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any of the parties, in whole or in part (including by operation of law), without the prior written consent of the other parties hereto, which any such party may withhold in its absolute discretion.

(b) No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing in this Agreement expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such successors and permitted assigns, any legal or equitable rights under this Agreement.

(c) Governing Law; Jurisdiction.

(A) This Agreement and all disputes, claims or controversies relating to, arising out of, or in connection with this Agreement shall be governed by and construed in accordance with the internal Laws of the State of Delaware applicable to contracts executed in and to be performed in the State of Delaware, without giving effect to any choice of Law or conflict of Laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(B) Each party irrevocably agrees that any Action arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in the Court of Chancery of the State of Delaware (or, solely if such courts decline jurisdiction, in any federal court located in the State of Delaware), and each party hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such Action arising out of or relating to this Agreement and the transactions contemplated hereby. Each party agrees not to commence any Action relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each party further agrees that notice as provided herein shall constitute sufficient service of process and each party further waives any argument that such service is insufficient. Each party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (ii) that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (1) the Action in any such court is brought in an inconvenient forum, (2) the venue of such Action is improper or (3) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each party agrees that a final, non-appealable judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law.

(d) WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (iii) IT MAKES SUCH WAIVER VOLUNTARILY AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 2(D).

(e) Interpretation. The headings, titles and subtitles set forth in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Except when the context requires otherwise, any reference in this Agreement to any Section or clause shall be to the Sections and clauses of this Agreement. The words “herein,” “hereto,” “hereof” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement. The term “or” means “and/or”. The words “include,” “includes” and “including” are deemed to be followed by the phrase “without limitation”. Reference to any person includes such person’s successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a person in a particular capacity excludes such person in any other capacity or individually. Reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Reference to any Law means such Law as amended, modified, codified, replaced or re-enacted, in whole or in part, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder, all as in effect on the date of this Agreement. Any reference to the masculine, feminine or neuter gender shall include such other genders and any reference to the singular or plural shall include the other, in each case unless the context otherwise requires.

(f) No Presumption Against Drafting Party. Each of the parties acknowledges that it has participated jointly in the negotiation and drafting of this Agreement and has been represented by counsel in connection with this Agreement and the transactions contemplated hereby. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

(g) Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or electronic mail or postage prepaid mail (registered or certified) or nationally recognized overnight courier service and shall be deemed given when so delivered by hand or electronic mail, or if mailed, three (3) days after mailing (one Business Day in the case of overnight courier service), as follows:

If to the Company, to:

Nextdoor, Inc.

420 Taylor Street

San Francisco, California 94120

Attention:         John Orta

                          Sophia Contreras Schwartz

Email:              jorta@nextdoor.com

                          sophia@nextdoor.com

with a copy (which shall not constitute notice) to:

Fenwick & West LLP

801 California Street

Mountain View, California 94041

Attention:         Cynthia Clarfield Hess

                          Ethan Skerry

                          Ran Ben-Tzur

                          Katherine Duncan

E-mail:              chess@fenwick.com

                          eskerry@fenwick.com

                          rbentzur@fenwick.com

                          kduncan@fenwick.com

If to the Holder, to the address set forth on the Holder’s signature page hereto.

Notices or other communications to any other Holder that becomes a party hereto pursuant to Section 1 shall be delivered to the address set forth in the applicable joinder agreement or other instrument executed by such Holder and binding such Holder to the terms of this Agreement.

(h) Amendments and Waivers. Only upon the approval by a majority of the members of the Board of Directors of the Company then in office that qualify as “independent” for purposes of audit committee membership under Section 10A-3 under the Exchange Act (the “Representatives”), compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived by the Company, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects the Holder, solely in its capacity as a holder of Restricted Securities, shall require the consent of the Holder. No provision of this Agreement may be waived unless such waiver is in writing and signed by the party or parties against whom such waiver is to be effective. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(i) Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

(j) Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Company shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by a Holder and to enforce specifically the terms and provisions hereof.

(k) Entire Agreement. This Agreement constitutes the full and entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any documents related thereto or referred to therein. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of the Company or any of the obligations of the Holder under any other agreement between the Holder and the Company or any certificate or instrument executed by the Holder in favor of the Company, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of the Company or any of the obligations of the Holder under this Agreement.

(l) Further Assurances. From time to time, at another party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(m) Execution of Agreement. This Agreement may be executed in one (1) or more counterparts, all of which shall be considered one (1) and the same agreement, and shall become effective when one (1) or more such counterparts have been signed by each of the parties and delivered to the other party. Facsimile or electronic mail transmission of counterpart signatures to this Agreement shall be acceptable and binding.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

NEXTDOOR, INC.

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]

HOLDER:

By:
Name:
Title:

Address for Notice:

[Signature Page to Lock-Up Agreement]